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                                                                 Exhibit 10(mm)

                              AMENDMENT NUMBER TWO

                                       TO

                  THE ALPINE GROUP, INC. 1997 STOCK OPTION PLAN

                  WHEREAS,  The Alpine Group,  Inc. (the "Company")  maintains

The Alpine Group, Inc. 1997 Stock Option Plan (the "Plan");

                  WHEREAS, pursuant to Article IX of the Plan, the Company may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

                  WHEREAS, the Company desires to amend the Plan, effective as of April 1, 1999.

                  NOW, THEREFORE, pursuant to Article IX of the Plan, the Plan is hereby amended, effective as of April 1, 1999, as follows:

                  1. Section 3.1 of the Plan is amended by the addition of the following language at the end thereof:
                     "The Committee may delegate some or all of its authority under the Plan as the Committee deems appropriate in its sole and absolute discretion; provided, however, that no such delegation shall be made (i) with regard to any Eligible Employee who is a "covered employee" (as defined in Section 162(m) of the Code) at the time of grant or (ii) that would cause Stock Options under the Plan to fail to be exempt under Section 16(b) of the Exchange Act."